UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2015 (the “Original 8-K”), Horizon Pharma, Inc. (“HPI”), a Delaware corporation and indirect wholly-owned subsidiary of Horizon Pharma Public Limited Company (the “Company”), completed its acquisition of Hyperion Therapeutics, Inc., a Delaware corporation (“Hyperion”). Pursuant to the terms of an Agreement and Plan of Merger among HPI, Ghrian Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of HPI (“Purchaser”), and Hyperion, Purchaser merged with and into Hyperion, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Hyperion continuing as the surviving corporation and as an indirect wholly owned subsidiary of HPI.

This Current Report on Form 8-K/A amends the Original 8-K to file certain financial information required by Items 9.01(a) and 9.01(b), as permitted by Items 9.01(a)(4) and 9.01(b)(2), respectively, of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

•	The audited consolidated financial statements of Hyperion that are required by this Item were previously filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on April 13, 2015.

•	The unaudited condensed consolidated financial statements of Hyperion contained in Part I, Item 1 of Hyperion’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 6, 2015, are incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma combined financial information as of and for the three months ended March 31, 2015, which give effect to the acquisition of Hyperion and certain other related transactions, and the unaudited pro forma combined statement of operations for the year ended December 31, 2014, which gives effect to such transactions as well as the merger with Vidara Therapeutics International Public Limited Company, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer